Exhibit 99.1

News Release

Abbott Reports First-Quarter 2015 Results

•                  FIRST-QUARTER DOUBLE-DIGIT OPERATIONAL SALES GROWTH

•                  FIRST-QUARTER ADJUSTED EPS FROM CONTINUING OPERATIONS OF $0.47, ABOVE PREVIOUS GUIDANCE RANGE AND REFLECTING 38 PERCENT GROWTH; GAAP EPS FROM CONTINUING OPERATIONS OF $0.35

•                  FULL-YEAR 2015 EPS GUIDANCE RANGE FOR CONTINUING OPERATIONS REMAINS UNCHANGED

•                  COMPLETES THE SALE OF ITS DEVELOPED MARKETS BRANDED GENERICS PHARMACEUTICALS BUSINESS

ABBOTT PARK, Ill., April 22, 2015 — Abbott today announced financial results for the first quarter ended March 31, 2015.

•                  First-quarter worldwide sales of $4.9 billion increased 10.0 percent on an operational basis, including double-digit growth in emerging markets. Worldwide sales increased 3.0 percent on a reported basis.

•                  Adjusted diluted EPS from continuing operations, which excludes specified items, was $0.47 in the first quarter, above previous guidance range and representing growth of 38.2 percent. Reported diluted EPS from continuing operations under GAAP was $0.35.

•                  Abbott’s full-year 2015 adjusted EPS guidance range for continuing operations remains unchanged at $2.10 to $2.20. Projected full-year 2015 EPS for continuing operations under GAAP is $1.33 to $1.43.

•                  In February, Abbott completed the sale of its developed markets branded generics pharmaceuticals business to Mylan. The Established Pharmaceuticals business is now focused entirely on emerging markets.

•                  Abbott launched several new products beginning this year, including FreeStyle® Libre Pro Flash Glucose Monitoring System for professional use in India; new slim-designed blood glucose meter FreeStyle Precision Neo in the U.S.; TECNIS® Multifocal Low Add and TECNIS Preloaded intraocular lenses (IOLs) in the U.S.; a new drug-eluting stent system XIENCE AlpineTM in Japan; and Ensure® for retail adult nutrition in China.

•                  In March, Abbott opened a new state-of-the-art nutrition pilot plant in Singapore, which also will serve as an R&D hub in Asia and allow Abbott to more rapidly incorporate local consumer preferences.

“We’re off to a good start this year, with particularly strong performance in our branded generics, international nutrition and global diagnostics businesses,” said Miles D. White, chairman and chief executive officer, Abbott.

—more—

FIRST-QUARTER BUSINESS OVERVIEW

Note: Prior year financial results have been adjusted to exclude the sales from Abbott’s developed markets branded generics pharmaceuticals and animal health businesses that were sold to Mylan and Zoetis, respectively, in the first quarter 2015. Therefore, sales and growth rates shown in the following chart represent continuing operations.

Following are sales by business segment and commentary for the first quarter:

Total Company

($ in millions)

				% Change vs. 1Q14
	Sales 1Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	1,502	3,395	4,897	1.9	13.6	3.5	10.0	3.0
Nutrition	685	984	1,669	(0.6)	11.4	4.5	6.3	2.3
Diagnostics	327	766	1,093	5.5	6.1	(5.1)	6.0	(2.1)
Established Pharmaceuticals	—	897	897	n/a	43.0	31.8	43.0	31.8
Medical Devices	485	741	1,226	3.6	(0.4)	(12.2)	1.0	(6.6)

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates.

* Total Abbott Sales from continuing operations include Other Sales of $12 million.

n/a = Not Applicable.

First-quarter 2015 worldwide sales of $4.9 billion increased 10.0 percent on an operational basis, including the impact of 2014 acquisitions, driven by strong performance in Established Pharmaceuticals, Nutrition and Diagnostics. Sales increased 3.0 percent on a reported basis, including an unfavorable 7.0 percent effect of foreign exchange.

International sales increased 13.6 percent on an operational basis and 3.5 percent on a reported basis in the first quarter.

Emerging market sales increased 20.6 percent on an operational basis and 13.0 percent on a reported basis in the first quarter, including the impact of 2014 acquisitions.

Nutrition

($ in millions)

				% Change vs. 1Q14
	Sales 1Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	685	984	1,669	(0.6)	11.4	4.5	6.3	2.3
Pediatric	385	577	962	4.5	11.7	6.0	8.8	5.4
Adult	300	407	707	(6.5)	10.8	2.4	3.1	(1.6)

Worldwide Nutrition sales increased 6.3 percent in the first quarter on an operational basis and 2.3 percent on a reported basis, including an unfavorable 4.0 percent effect of foreign exchange. Abbott Nutrition continues to increase its local presence in key markets. In addition to the three nutrition manufacturing plants Abbott opened in 2014 in China, India and the U.S., Abbott opened a new nutrition pilot plant in Singapore during the first quarter of 2015 to serve as a second global R&D hub. This state-of-the-art facility will allow Abbott to more rapidly pair nutrition science innovation with local consumer preferences.

Worldwide Pediatric Nutrition sales increased 8.8 percent on an operational basis and 5.4 percent on a reported basis in the quarter, including an unfavorable 3.4 percent effect of foreign exchange. Sales growth in the quarter was led by strong international performance, including double-digit growth in China and Latin America on an operational basis.

Worldwide Adult Nutrition sales increased 3.1 percent on an operational basis and decreased 1.6 percent on a reported basis in the quarter, including an unfavorable 4.7 percent effect of foreign exchange. Sales growth was led by international performance, including strong double-digit growth in Latin America on an operational basis. Abbott recently launched its Ensure brand in China in the retail segment, which represents a significant growth opportunity. U.S. Adult Nutrition sales were impacted by competitive and market dynamics. Abbott expects an improvement in U.S. Adult Nutrition sales growth over the rest of the year as it launches new products.

Diagnostics

($ in millions)

				% Change vs. 1Q14
	Sales 1Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	327	766	1,093	5.5	6.1	(5.1)	6.0	(2.1)
Core Laboratory	185	681	866	1.8	5.4	(5.8)	4.7	(4.3)
Molecular	48	63	111	3.4	10.2	(1.8)	7.4	0.4
Point of Care	94	22	116	14.7	18.3	11.3	15.5	14.1

Worldwide Diagnostics sales increased 6.0 percent in the first quarter on an operational basis and decreased 2.1 percent on a reported basis, including an unfavorable 8.1 percent effect of foreign exchange. This business continues to deliver durable growth across emerging and developed markets, while also investing in the development of several next-generation diagnostic platforms across all of its business units.

Core Laboratory Diagnostics sales increased 4.7 percent in the quarter on an operational basis and decreased 4.3 percent on a reported basis, including an unfavorable 9.0 percent effect of foreign exchange. Sales growth in the quarter was driven by double-digit growth in emerging markets and strong global growth in the Core Laboratory segment from continued market-share gains driven by the success of Abbott’s customer-focused solutions that help manage large testing volumes and increase operational efficiencies. U.S. sales growth was impacted by a comparison to first quarter 2014 when sales increased double digits driven by higher blood screening sales.

Molecular Diagnostics sales increased 7.4 percent in the quarter on an operational basis driven by double-digit operational growth in the infectious disease business, which represents approximately 55 percent of the Molecular Diagnostics sales. Sales increased 0.4 percent on a reported basis, including an unfavorable 7.0 percent effect of foreign exchange.

Point of Care Diagnostics sales increased 15.5 percent in the quarter on an operational basis, as this business continues to build and expand its presence in targeted developed and emerging markets. Sales increased 14.1 percent on a reported basis, including an unfavorable 1.4 percent effect of foreign exchange.

Established Pharmaceuticals

($ in millions)

Note: Prior year financial results have been adjusted to exclude the sales from the developed markets branded generics pharmaceuticals business, which was sold to Mylan on Feb. 27, 2015. Therefore, sales and growth rates shown in the following chart represent continuing operations.

				% Change vs. 1Q14
	Sales 1Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	897	897	n/a	43.0	31.8	43.0	31.8
Key Emerging Markets	—	653	653	n/a	44.8	31.8	44.8	31.8
Other	—	244	244	n/a	38.0	31.6	38.0	31.6

Established Pharmaceuticals sales increased 43.0 percent in the first quarter on an operational basis and 31.8 percent on a reported basis, including an unfavorable 11.2 percent effect of foreign exchange. During the quarter, Abbott completed the sale of its developed markets branded generics pharmaceuticals business to Mylan. The Established Pharmaceuticals business is now focused entirely on emerging markets.

Key Emerging Markets include India, Russia, China, Brazil and Colombia, along with several additional markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies increased 44.8 percent on an operational basis and 31.8 percent on a reported basis, including an unfavorable 13.0 percent effect of foreign exchange. Excluding the impact of recent acquisitions, sales in Key Emerging Markets increased low double digits on an operational basis.

Medical Devices

($ in millions)

				% Change vs. 1Q14
	Sales 1Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	485	741	1,226	3.6	(0.4)	(12.2)	1.0	(6.6)
Vascular	283	415	698	6.7	(0.5)	(12.2)	2.1	(5.4)
Diabetes Care	102	165	267	4.9	1.7	(11.0)	2.8	(5.6)
Medical Optics	100	161	261	(5.3)	(2.2)	(13.4)	(3.4)	(10.5)

Vascular Product Lines:
DES/BVSa)	109	223	332	(2.2)	(3.1)	(13.4)	(2.8)	(10.0)
Other Coronary Productsb)	49	84	133	1.4	(1.4)	(13.1)	(0.5)	(8.3)
Endovascularc)	67	58	125	13.0	6.8	(6.4)	9.8	3.0

a) Includes drug-eluting stents and bioresorbable vascular scaffold (BVS) product portfolio.

b) Includes guide wires, balloon catheters and other coronary products.

c) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 1.0 percent in the first quarter on an operational basis and decreased 6.6 percent on a reported basis, including an unfavorable 7.6 percent effect of foreign exchange.

Worldwide sales of Vascular products increased 2.1 percent in the quarter on an operational basis and decreased 5.4 percent on a reported basis, including an unfavorable 7.5 percent effect of foreign exchange. Sales of Endovascular products increased high single digits on an operational basis and sales of Abbott’s MitraClip® structural heart product for the treatment of mitral regurgitation increased double digits globally on an operational basis in the quarter. In March at the American College of Cardiology meeting, Abbott presented late-breaking data from the initial commercial use of MitraClip in the U.S. that demonstrated a clinically meaningful reduction in the severity of mitral regurgitation and improvement in the overall health of patients who are not good candidates for surgery. In Japan, Abbott recently launched its new drug-eluting stent system XIENCE Alpine, which is designed for peak performance in complex interventions.

Worldwide Diabetes Care sales increased 2.8 percent in the quarter on an operational basis and decreased 5.6 percent on a reported basis, including an unfavorable 8.4 percent effect of foreign exchange. Abbott continues the expansion of its revolutionary new glucose sensing technology FreeStyle Libre Flash Glucose Monitoring System into new geographies and recently received approval in India for its FreeStyle Libre Pro Flash Glucose Monitoring System. The FreeStyle Libre Pro is a first-of-its-kind device for professional use that incorporates the same sensor-based technology as FreeStyle Libre and has the potential to change how healthcare providers monitor patients, particularly in geographies where self-monitoring of blood glucose is not a common practice. In the U.S., Abbott launched FreeStyle Precision Neo, a new slim-designed blood glucose meter, available over-the-counter at major U.S. retailers, offering people with diabetes the opportunity to easily access a well-known brand.

Worldwide Medical Optics sales decreased 3.4 percent in the quarter on an operational basis and 10.5 percent on a reported basis, including an unfavorable 7.1 percent effect of foreign exchange. Sales growth in the quarter was impacted by competitive and market dynamics in the cataract and refractive businesses. Abbott expects improved sales growth over the rest of the year as it launches new products, including the TECNIS Multifocal Low Add and TECNIS Preloaded IOLs recently launched in the U.S.

ABBOTT’S FULL-YEAR 2015 EARNINGS-PER-SHARE GUIDANCE RANGE REMAINS UNCHANGED

Abbott’s full-year 2015 guidance range for earnings per share from continuing operations, excluding specified items, remains unchanged at $2.10 to $2.20, representing strong growth at the mid-point of the guidance range.

Abbott continues to forecast net specified items related to continuing operations for the full year 2015 of approximately $0.77 per share. Specified items include intangible amortization expense, charges associated with cost reduction initiatives, and expenses related to acquisitions.

Including net specified items, projected earnings per share from continuing operations under U.S. Generally Accepted Accounting Principles (GAAP) would be $1.33 to $1.43 for the full year 2015.

ABBOTT DECLARES 365TH CONSECUTIVE QUARTERLY DIVIDEND

On Feb. 20, 2015, the board of directors of Abbott declared the company’s quarterly dividend of $0.24 per share. Abbott’s cash dividend is payable on May 15, 2015, to shareholders of record at the close of business on April 15, 2015.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 73,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2014, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Brian Yoor, (224) 667-6343

Tina Ventura, (224) 668-7606

Scott Leinenweber, (224) 668-0791

Abbott Media:

Scott Stoffel, (224) 668-5201

Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

First Quarter Ended March 31, 2015 and 2014

(in millions, except per share data)

(unaudited)

	1Q15	1Q14	% Change
Net Sales	$4,897	$4,755	3.0

Cost of products sold, excluding amortization expense	2,081	2,274	(8.5)
Amortization of intangible assets	156	127	23.1
Research and development	313	369	(15.0)
Selling, general, and administrative	1,737	1,620	7.2
Total Operating Cost and Expenses	4,287	4,390	(2.4)

Operating earnings	610	365	67.3

Interest expense, net	16	20	(21.0)
Net foreign exchange (gain) loss	(54)	1	n/m
Other (income) expense, net	(5)	3	n/m
Earnings from Continuing Operations before taxes	653	341	91.3

Taxes on Earnings from Continuing Operations	124	117	5.9
Earnings from Continuing Operations	529	224	135.9

Earnings from Discontinued Operations, net of taxes	26	151	(82.6)
Gain on Sale of Discontinued Operations, net of taxes	1,737	—	n/m
Net Earnings from Discontinued Operations, net of taxes	1,763	151	n/m	1)

Net Earnings	$2,292	$375	n/m

Net Earnings from Continuing Operations, excluding
Specified Items, as described below	$719	$535	34.3	2)

Diluted Earnings per Common Share from:

Continuing Operations	$0.35	$0.14	150.0

Discontinued Operations	1.16	0.10	n/m	1)

Total	$1.51	$0.24	n/m

Diluted Earnings per Common Share from Continuing
Operations, excluding Specified Items, as described below	$0.47	$0.34	38.2	2)

Average Number of Common Shares Outstanding
Plus Dilutive Common Stock Options	1,516	1,548

NOTES:

See tables on page 11 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2015 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the after-tax gain of $1.737 billion on the sale of the developed markets branded generics pharmaceuticals and animal health businesses to Mylan on Feb. 27, 2015 and Zoetis on Feb. 10, 2015, respectively; the first-quarter financial results from these businesses up to the date of sale; and a favorable adjustment to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

2014 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect financial results from the developed markets branded generics pharmaceuticals and animal health businesses, and favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations and the developed markets branded generics pharmaceuticals business.

2)             2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes after-tax charges of $190 million, or $0.12 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and expenses related to acquisitions.

2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $311 million, or $0.20 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Quarter Ended March 31, 2015 and 2014

(in millions, except per share data)

(unaudited)

	1Q15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$156	$(156)	—
Gross Margin	2,660	186	$2,846	58.1%
R&D	313	(1)	312	6.4%
SG&A	1,737	(42)	1,695	34.6%
Other (Income) Expense, Net	(5)	(5)	(10)
Earnings from Continuing Operations before taxes	653	234	887
Taxes on Earnings from Continuing Operations	124	44	168
Net Earnings from Continuing Operations	529	190	719
Diluted Earnings per Share from Continuing Operations	$0.35	$0.12	$0.47

Specified items reflect intangible amortization expense of $156 million and other expenses of $78 million, primarily associated with cost reduction initiatives and acquisitions.

	1Q14
	Historical GAAP Adj for Disc Ops 1)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$127	$(127)	—
Gross Margin	2,354	182	$2,536	53.3%
R&D	369	(50)	319	6.7%
SG&A	1,620	(85)	1,535	32.3%
Other (Income) Expense, Net	3	(2)	1
Earnings from Continuing Operations before taxes	341	319	660
Taxes on Earnings from Continuing Operations	117	8	125
Net Earnings from Continuing Operations	224	311	535
Diluted Earnings per Share from Continuing Operations	$0.14	$0.20	$0.34

1)       Historical GAAP financial results, adjusted for the discontinued operations, as previously reported in Abbott’s 8-K filing dated Jan. 27, 2015.

Specified items reflect intangible amortization expense of $127 million and other expenses, primarily associated with cost reduction initiatives of $192 million, as well as tax expense of $52 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the first-quarter tax rates for continuing operations for 2015 and 2014 is shown below:

	1Q15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$653	$124	19.0%
Specified items	234	44
Excluding specified items	$887	$168	19.0%

	1Q14
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$341	$117	34.3%	1)
Specified items	319	8
Excluding specified items	$660	$125	19.0%

1)             Reported tax rate on a GAAP basis includes the impact of tax expense of $52 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

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